REFERENCE 10.8

      COMPASS POINT GROUP INC - CONSULTING AGREEMENT INVESTOR RELATIONS


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                           The Compass Point Group
                                 Incorporated

THIS AGREEMENT ASSUMES AN AVERAGE CLOSING PRICE OF $3.83 OVER 5 TRADING DAYS UPON LISTING ON THE OTC-BB. IF STOCK OPENS AT A LOWER PRICE UPON LISTING, CLIENT AGREES TO ADJUST FEES AND PRICE POINTS ACCORDINGLY COMMENSURATE WITH DECREASE IN STOCK PRICE. CLIENT INITIALS_/s/ RM_______

                  AGREEMENT FOR INVESTOR RELATIONS SERVICES

      This INVESTOR RELATION SERVICES
Agreement (this"Agreement") is made effective as of April 14, 1999, by and between , ET. AL, and MAKENNA DELANEY & SULLIVAN, INC. In this Agreement, the party who is contracting to receive the services shall be referred to as "NOVX", and the party who will be providing the services shall be referred to as "CPG".

1. DESCRIPTION OF SERVICES. Beginning on April 14, 1999, CPG will provide the following services (collectively, the "Services"):
A) Full Production [Concept, Research, Writing, In-House Printing] of "Nova Pharmaceutical Inc SHAREHOLDER COMMUNICATIONS" PRODUCED BI-MONTHLY (EVERY OTHER MONTH). This Investor Relations, hereinafter referred to as "IR" piece includes Relevant Milestone Update, Investor-Watch, Stock
      Performance Analysis for the period, Contract News, Earnings/Revenue Growth Updates, Financing News.

B)    CPG Portfolio Page Web Site Addition

C) Distribution to Market Makers, Financial Media, Internet Stock pages/threads

D)    Live Monthly Radio Interview

E)    **Live Monthly "Live-Chat" Interviews

G) Press Release creation as is appropriate and in concert with company's milestones and newsworthy events.

H) General financial public relations support ~ [Road Shows, Media direct interview fees not included]





      **$1,800 (PRODUCTION AND INTERNET/BROADCAST FEES INCLUDED)


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      PAYMENT FOR "IR" PRODUCTION SERVICES.  NOVX will pay 37,000
      Free-Trading [504, et. Al] NOVX shares annually as compensation annually for production/news distribution expenses and services. The fees shall be payable as follows:

      A)  DEPOSIT DUE UPON EXECUTION OF AGREEMENT     =18,500
                                                      Free-Trading [504, et.
                                                      Al] NOVX shares

      B)  BALANCE DUE MONTHLY COMMENCING MAY 1, 1999 =1680
                                                      Free-Trading [504,et.
                                                      Al] NOVX shares

*NOTE-MONTHLY FEES RECEIVED AFTER THE FIRST MAILING DAY AFTER THE 5TH DAY PAST THE DUE DATE SHALL BE SUBJECT TO A FEE OF 10%.

3. PERFORMANCE PAYMENT FOR INVESTOR RELATIONS SERVICES. NOVX agrees to the following compensation schedule for successful movement of NOVX STOCK:

      A)***75,000 SHARES GRANTED FOR STOCK INCREASE TO $4.25-$4.75 (STOCK MUST HAVE AN AVERAGE CLOSING AT OR ABOVE $4.25 FOR NO LESS THAN 5 MARKET DAYS WITH A MINIMUM VOLUME OF 10,000 SHARES.)

      B)***75,000 SHARES GRANTED FOR STOCK INCREASE TO $4.75 (STOCK MUST HAVE AN AVERAGE CLOSING AT OR ABOVE $4.75 FOR NO LESS THAN 5 MARKET DAYS WITH A MINIMUM VOLUME OF 10,000 SHARES)

      C)***125,000 SHARES GRANTED FOR STOCK INCREASE TO $5.25-5.74 (STOCK MUST HAVE AN AVERAGE CLOSING AT OR ABOVE $5.25 FOR NO LESS THAN 5 MARKET DAYS WITH A MINIMUM VOLUME OF 10,000 SHARES)

      D)***125,000 SHARES GRANTED FOR STOCK INCREASE TO $5.75+ (STOCK MUST HAVE AN AVERAGE CLOSING AT OR ABOVE $5.75 FOR NO LESS THAN 5 MARKET DAYS WITH A MINIMUM VLUME OF 10,000 SHARES)

***NOTE-NOVX AGREES TO PLACE SHARES INTO ESCROW OF NOVX'S CHOICE WITHIN 24 HOURS OF INCREMENTAL INCREASE TO BE RELEASED TO CPG UPON COMPLETION OF TIME FRAME DESCRIBED IN A,B,AND C ABOVE.

4. TERM/TERMINATION. This Agreement shall terminate automatically on April 13, 2000. If all `Performance Shares' described in Section `3' are granted prior to the expiration of this contract, NOVX agrees to remunerate CPG for additional stock price increases pursuant to a similar negotiated schedule to Section `3' agreed to above.

5. CONFIDENTIALITY. CPG will not at any time or in any manner, either directly or indirectly, use for the personal benefit of CPG, or divulge, disclose or communicate in any manner any information that is proprietary to NOVX without NOVX express written consent. CPG will protect such information and treat it as strictly confidential. This provision shall continue to be effective after the termination of this Agreement.

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6. ENTIRE  AGREEMENT.  This  Agreement  contains  the  entire  agreement  of the parties, and there are no other promises or conditions in any other agreement whether oral or written.

7. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

8. CHOICE OF LAW. This Agreement shall be governed by, and shall be construed in accordance with the laws of the State of California.

9. REGISTRATION OF SHARES. CPG shall have `piggy-back' registration rights for all shares issued in accordance with this agreement NOVX also agrees to include within that registration statement any future `performance' shares set forth in section 3A), 3B), and 3C) of this agreement. Appropriate registration shall be delivered to CPG within 3 business days of filing.

10.ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with it applicable rules, and judgement upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11.COUNTERPARTS. This agreement may be executed in any number of counterparts by the original or facsimile signature of the respective duly authorized officers of THE COMPASS POINT GROUP, Inc. and each of which counterparts, when executed and delivered, shall be an original but such counterparts together shall constitute one and the same instrument.


Party Contracting Services:                     Service Provider:

                                          THE COMPASS POINT GOUP, INC.


 /s/ Ralph Mann
                                              /s/ Robert Sullivan
By:_________________________
                                         By:___________________________
Ralph Mann                                  Managing Director
President



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